AMG Funds Family of Funds Affiliated Transactions (Rule 10f-3)
For the period January 1, 2016 - March 31, 2016

Subadvisor: J.P. Morgan Investment Management Inc.



INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
Fund
Date of Purchase/Date Offering Commenced
Issuer
CUSIP
Bonds
Purchase Price/Offering Price
Spread
Cost
Underwriter From Whom Purchased
Total Shares/Units/ Bonds Offered
Aggregate Principal Amount of Offering
Total Bonds Purchased By Investment Management
Aggregate Principal Amount of Purchase By All Investment Companies
        Advised By the Advisor
% of Offering




AMG Managers High Yield Fund

01/21/16
Treehouse Foods, Inc. (THS 6.00% February 15, 2024 144A)

89469AAC8

10,000

$100.00

1.50%

$10,000

BofA Merrill Lynch

775,000,000

$775,000,000

19,410,000

$1,941,000,000

2.50%



AMG Managers High Yield Fund

02/04/16
CCO Holdings, LLC and CCO Holdings Capital Corp. (CHTR 5.875% April 1,
2024 144A)

1248EPBP7

55,000

$100.00

0.88%

$55,000

Deutsche Bank Securities

1,700,000,000

$1,700,000,000

58,483,000

$58,483,000

3.44%



AMG Managers High Yield Fund

02/05/16
MTW Foodservice Escrow Corp. (MTWFSG 9.50% February 15,
2024 144A)

55378VAA7

25,000

$100.00

1.50%

$25,000

Goldman Sachs and Company

425,000,000

$425,000,000

9,995,000

$9,995,000

2.35%



AMG Managers High Yield Fund

03/01/16
HCA Inc. (HCA 5.25% June 15,
2026)

404119BT5

45,000

$100.00

1.00%

$45,000

BofA Merrill Lynch

1,500,000,000

$1,500,000,000

47,685,000

$47,685,000

3.18%



AMG Managers High Yield Fund

03/14/16
Avis Budget Car Rental LLC / Avis Budget Finance Inc. (CAR 6.375% April 1, 2024 144A)

053773BB2

25,000

$100.00

1.38%

$25,000

Citigroup Global Markets Inc.

350,000,000

$350,000,000

21,740,000

$21,740,000

6.21%



AMG Managers High Yield Fund

03/14/16
CNH Industrial Capital LLC (CNHI 4.875% April 1, 2021)

12592BAF1

70,000

$99.447

0.70%

$69,613

BofA Merrill Lynch

500,000,000

$497,235,000

33,295,000

$33,110,879

6.66%



AMG Managers High Yield Fund

03/21/16
Aircastle Limited (AYR 5.0% April 1, 2023)

00928QAP6

25,000

$100.00

1.50%

$25,000
Deutsche Bank Securities

500,000,000

$500,000,000

21,239,000

$21,239,000

4.25%



AMG Managers High Yield Fund

03/21/16
Intelsat Jackson Holding (INTEL 8.0% February 15, 2024 144A)

45824TAR6

35,000

$100.00

1.25%

$35,000
Goldman, Sachs & Co.

1,250,000,000

$1,250,000,000

53,815,000

$53,815,000

4.31%



AMG Managers High Yield Fund

03/22/16
Boyd Gaming Corporation (BYD 6.375% April 1, 2026 144A)

103304BL4

50,000

$100.00

1.53%

$50,000
Deutsche Bank Securities

750,000,000

$750,000,000

32,225,000

$32,225,000

4.30%



AMG Managers High Yield Fund

03/23/16
AMC Networks Inc. (AMCX 5.0% April 1, 2024)

00164VAD5

80,000

$100.00

1.75%

$80,000

BofA Merrill Lynch

1,000,000,000

$1,000,000,000

87,860,000

$87,860,000

8.79%



AMG Managers High Yield Fund

03/28/16
HD Supply Inc. (HDSUPP 5.75% April 15, 2024 144A)

40415RAR6

55,000

$100.00

1.25%

$55,000

Barclays Capital Inc.

1,000,000,000

$1,000,000,000

42,183,000

$42,183,000

4.22%



AMG Managers High Yield Fund

03/30/16

Western Digital Corporation (WDC 7.375% April 1, 2023 144A)

958102AJ4

65,000

$100.00

1.50%

$65,000

BofA Merrill Lynch

1,875,000,000

$1,875,000,000

65,754,000

$65,754,000

3.51%



AMG Managers High Yield Fund

03/30/16

Western Digital Corporation (WDC 10.5% April 1, 2024 144A)

958102AK1

145,000

$100.00

1.75%

$145,000

BofA Merrill Lynch

3,350,000,000

$3,350,000,000

143,619,000

$143,619,000

4.29%